                                                                    Exhibit 4.16

                            INTERCREDITOR AGREEMENT

     This Intercreditor Agreement dated as of May 15, 2001 (as such Intercreditor Agreement may from time to time be amended, modified, or restated, this "Intercreditor Agreement") is by and among Bank of America, National Association, as Administrative Agent (the "US Agent") under the Amended and Restated Multicurrency Credit Agreement, dated as of May 15, 2001, among APW Ltd. (the "US Borrower"), various financial institutions (the "US Banks"), Bank One, NA as Syndication Agent and the US Agent (as such Multicurrency Credit Agreement may from time to time be amended, modified, restated or refinanced, the "US Credit Agreement"); Bank of America, National Association as Security Trustee in the United Kingdom (the "US Security Trustee") under the Debenture, dated as of May 15, 2001 ("US Debenture"), among the companies set forth on
Schedule I attached thereto and Bank of America, N.A. as Security Trustee; the US Banks (via the execution and delivery of this Intercreditor Agreement by the Required Banks (as such term is defined in the US Credit Agreement)); Royal Bank of Scotland, PLC, as agent ("UK Agent") for itself and National Westminster Bank, PLC ("National Westminster"); Royal Bank of Scotland, PLC as Security Trustee (the "UK Security Trustee") under the Debenture, dated as of May 15, 2001 ("UK Debenture"), among the companies set forth on Schedule I attached thereto and Royal Bank of Scotland, PLC as Security Trustee; and Royal Bank of Scotland, PLC and National Westminster (collectively, the "UK Banks").

                                  WITNESSETH:

     WHEREAS, pursuant to the terms of the US Credit Agreement, the US Banks have extended, and may in the future extend credit to the US Borrower;

     WHEREAS, the Obligations, as defined in the US Credit Agreement, have been, and will be, supported by certain Guaranties and secured by certain collateral (such Obligations (including, without limitation any interest or fees accruing or professional fees and expenses incurred after the commencement of any Insolvency Proceeding (as such term is defined herein), together with any additional obligations (including for any such post-Insolvency Proceeding interest/fees and professional fees and expenses) of the guarantors under such Guarantees, the "US Obligations");

     WHEREAS, APW Enclosure Products and Systems Limited, its subsidiaries and affiliates, and Vero group PLC, its subsidiaries and affiliates (collectively "UK Borrowers") have severally entered into various credit facilities with the UK Banks, including (1) Revolving Credit Facilities, as amended and restated dated as of May 15, 2001, with Royal Bank of Scotland, PLC; (2) Counter-Indemnity Agreement, as amended and restated dated as of May 15, 2001, with National Westminster and (3) a Multiline Facility Agreement, as amended and restated dated as of May 15, 2001, with National Westminster (collectively, the "UK Credit Agreement") pursuant to which the UK Banks agreed to extend financial accommodations including loans, bills, bonding facilities, indemnifications and related credit facilities for the account of the UK Borrowers as set forth therein and in any specific loan note guarantees.

     WHEREAS, the obligations of the UK Borrowers under the UK Credit Agreement have been, and will be, supported by certain Guaranties and secured by certain collateral (such obligations (including, without limitation, any interest or fees accruing or professional fees and expenses incurred after the commencement of any Insolvency Proceeding (as such term is defined herein)), together with any additional obligations (including for any such post-Insolvency Proceeding interest/fees and professional fees and expenses) of the guarantors under such guarantees, the "UK Obligations");

     WHEREAS, subject to the provisions hereof, the parties intend that such collateral shall secure both the US Obligations and the UK Obligations, and the US Banks and the UK Banks wish to provide for sharing the proceeds of such collateral and to address other intercreditor matters;

     NOW, THEREFORE, in consideration of the mutual covenants herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1.   Definitions.
          -----------

     For the purposes of this Agreement, the following terms shall have the meanings specified with respect thereto below. Any plural term that is used herein in the singular shall be taken to mean each entity or item of the defined class and any singular term that is used herein in the plural shall be taken to mean all of the entities or items of the defined class, collectively.

     "Advance Share" means at any time (a) as to any US Bank a fraction, the numerator of which its unused US Commitment and the denominator of which is the sum of the US Commitments and the UK Commitments and (b) as to any UK Bank a fraction, the numerator of which is its unused UK Commitment and the denominator of which the sum of the US Commitments and the UK Commitments.

     "Affected Party" shall have the meaning set forth in Section 16 hereof.

     "Agent" shall mean the US Agent or the UK Agent, as appropriate.

     "Agreement Currency" shall have the meaning set forth in Section 25 hereof.

     "APW Electronics Ltd. Collateral" shall have the meaning set forth in
Section 33 hereof.

     "Bankruptcy Code" shall mean title 11 of the United States Code (11
U.S.C. ss. 101 et seq.), as amended from time to time and any successor statute.

     "Business Day" means a day other than a day on which commercial banks are authorized or required to close in London, New York, Charlotte, Dallas, San Francisco, or Chicago.

     "Collateral" shall mean all property and assets, and interests in property and assets, upon or in which any Loan Party has granted a perfected lien or security interest to the US Security Trustee, the US Agent, the US Banks, the UK Security Trustee, the UK Banks or the UK Agent to secure US Obligation and/or the UK Obligations, including, without limitation, all balances held by the US Security Trustee, the US Security Trustee, the US Agent, the UK Agent, or any Senior Lender for the account of any Loan Party or any other property held or owing by the Security Trustee, or any Senior Lender to or for the credit or for the account of any Loan Party with respect to which the US Security Trustee, the UK Security Trustee, the US Agent, the UK Agent or any Senior Lender has rights to setoff or appropriate or a common law lien or any other lien arising by operation of laws.

     "Collateral Agent Expenses" shall mean, without limitation, all costs and expenses incurred by the US Agent, the UK Agent, the US Security Trustee and/or the UK Security Trustee in connection with the performance of its duties under this Agreement and/or any other Collateral Documents, including the realization upon or protection of the Collateral or enforcing or defending any lien upon or security interest in the Collateral or any other action taken in accordance with the provisions of this Agreement and the Collateral Documents, expenses incurred for legal counsel in connection with the foregoing, and any other costs, expenses, liabilities, claims, damages, penalties, losses and actions for which any Agent or Security Trustee is entitled to be reimbursed or indemnified by a Loan Party pursuant to this Agreement or the Collateral Documents or by the Senior Lenders pursuant to this Agreement.

     "Collateral Documents" shall mean documents listed in the attached Schedule 1, any other agreement, document or instrument in effect on the date hereof or executed by any Loan Party after the date hereof under which such Loan Party has granted a lien upon or security interest in any property or assets to the US Security Trustee, US Agent, the US Banks, the UK Security Trustee, the UK Banks and/or the UK Agent to secure all or any part of the US Obligations and/or the UK Obligations, and all financing statements, certificates, documents and instruments relating thereto or executed or provided in connection therewith, each as amended, restated, supplemented or otherwise modified from time to time.

     "Debenture" shall mean that UK Debenture or the US Debenture, as appropriate.

     "Default" means an "Event of Default" under the US Credit Agreement or any "Event of Default" under the UK Credit Agreement.

     "Defaulted Swap Obligations" shall have the meaning set forth in the definition of "US Obligations" set forth herein.

     "Enforcement" shall mean (a) for any Senior Lender to make demand for payment prior to the scheduled payment date, if any, of or accelerate the time for payment of any US Obligation or UK Obligation (and/or terminate any commitment relating to any US Obligation or UK Obligation), or to call for funding of or collateral for any Letter of Credit, swap obligation, or loan note guaranty in an equivalent amount prior to being presented with a draft drawn thereunder (or, in the event the draft is a time draft, prior to its due date),
(b) for any Senior Lender to commence the judicial or non-judicial enforcement of any rights or remedies under or with respect to the US Credit Agreement, the UK Credit Agreement, swap obligation, loan note guaranty, or any Collateral Document or to setoff, freeze or otherwise appropriate any balances held by it for the account of any Loan Party or any other property at anytime held or owing by it to or for the credit or for the account of any Loan Party, (c) for the US Agent, the UK Agent, the US Security Trustee, the UK Security Trustee, any US Bank or any UK Bank to commence the judicial or non-judicial enforcement of any rights or remedies under any Collateral Document (other than an action solely for the purpose of establishing or defending the lien or security interest intended to be created by such Collateral Document upon or in any Collateral as against or from claims of third parties on or in such Collateral), to setoff, freeze or otherwise appropriate any balances held by it for the account of any Loan Party or any other property at any time held or owing by it to or for the credit or for the account of any Loan Party or to otherwise take any action to realize upon the Collateral, or (d) the commencement by, against or with respect to any Loan Party of any Insolvency Proceeding.

     "Guarantor" shall mean the guarantors listed on the attached Schedule 1 and the guarantors hereafter acknowledging that they are bound by the provisions of this Intercreditor Agreement, it being contemplated that any affiliates of the US Borrower or the UK Borrower that subsequently become guarantors of the US Obligations or the UK Obligations shall execute and deliver an acknowledgment substantially in the form attached hereto contemporaneously upon becoming such a guarantor.

     "Insolvency Proceeding" means (a) any case, action or proceeding before any court or other governmental authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership (including for the appointment of a receiver), dissolution, winding-up, administration, voluntary arrangement or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; undertaken under U.S. Federal (including the Bankruptcy Code), or any similar or equivalent proceedings in any relevant jurisdiction, state or foreign law, or any similar or equivalent proceedings in any relevant jurisdiction.

     "Insolvency Proceeding Commencement" shall have the meaning set forth in
Section 11 hereof and shall include, without limitation, the commencement of any voluntary or involuntary Insolvency Proceeding.

     "Intercreditor Agreement" shall have the meaning set forth in the preamble.

     "Judgment Currency" shall have the meaning set forth in Section 25 hereof.

     "Loan" shall mean a loan under either the US Credit Agreement or the UK Credit Agreement.

     "Loan Parties" shall mean the US Borrower, the UK Borrowers and the Guarantors.

     "Majority Creditors" shall mean US Banks and UK Banks having at least 51% of the sum of the US Commitments (or if the US Commitments have terminated, the principal (including letter of credit usage) amount of the outstanding US Obligations) and UK Commitments (or if the UK Commitments have terminated, the principal amount of the outstanding UK Obligations).

     "National Westminster" shall have the meaning set forth in the preamble.

     "Net Proceeds" shall mean any and all proceeds of any Shared Collateral (including, without limitation, any proceeds realized from any collection, sale or other disposition of any Shared Collateral or from any set-off, deduction or counterclaim) remaining after payment in full of any security interests or liens of any other Person that are senior in priority to the security interests and liens of the US Agent, the UK Agent, the US Security Trustee, and/or the UK Security Trustee in, to, and/or on any such Shared Collateral.

     "No Lien in APW Electronics Ltd. Collateral Determination" shall have the meaning set forth in Section 33 hereof.

     "Non-Affected Party" shall have the meaning set forth in Section 16 hereof.

     "Non-Shared Collateral" means Collateral other than the Shared Collateral.

     "Person" means any natural person, corporation, partnership, trust, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity, whether acting in an individual, fiduciary or other capacity.

     "Pro Rata Share" means at any time (a) as to any US Bank, a fraction the numerator of which is the principal amount of US Obligations payable to it and the denominator of which is the sum of the principal amount of the US Obligations and the UK Obligations and (b) as to any UK Bank, a fraction the numerator of which is the principal amount of the UK Obligations payable to it and the denominator of which the sum of the principal amount of the US Obligations and the UK Obligations.

     "Returned Amount" shall have the meaning set forth in Section 16 hereof.

     "Security Trustee" shall mean the UK Security Trustee or the US Security Trustee, as appropriate.

     "Senior Lenders" mean the US Agent, the UK Agent, US Banks and UK
Banks.

     "Shared Collateral" shall mean any Collateral in which both (a) the US Agent and the US Banks and (b) the UK Agent and the UK Banks have a perfected and non-avoidable security interest or lien and shall include, without limitation, all balances held by the US Security Trustee or the UK Security Trustee, any US Bank or any UK Bank constituting Collateral or proceeds of

Collateral in which both (a) the US Agent and the US Banks and (b) the UK Agent and the UK Banks have a perfected and non-avoidable security interest or lien; provided, however, this term shall nonetheless include the APW Electronics Ltd. Collateral even if the UK Lender Group has perfected and non-avoidable security interests and liens in and to such Collateral, but the US Lender Group should not have such perfected and non-avoidable security interests and liens therein.

     "Substitute US Security Trustee" shall have the meaning as set forth in
Section 32 hereof.

     "UK Agent" shall have the meaning set forth in the preamble.

     "UK Banks" shall have the meaning set forth in the preamble.

     "UK Borrowers" shall have the meaning set forth in the recitals.

     "UK Commitment" shall mean the aggregate commitments of the UK Banks under the UK Facility.

     "UK Credit Agreement" shall have the meaning set forth in the preamble.

     "UK Debenture" shall have the meaning set forth in the preamble.

     "UK Facility" shall have the meaning set forth in the US Credit
Agreement.

     "UK Lender Group" shall mean the UK Agent, the UK Security Trustee and the UK Banks.

     "UK Obligations" shall have the meaning set forth in the recitals.

     "UK Security Trustee" shall have the meaning set forth in the preamble.

     "US Agent" shall have the meaning set forth in the preamble.

     "US Banks" shall have the meaning set forth in the preamble.

     "US Borrower" shall have the meaning set forth in the preamble.

     "US Commitments" shall mean the aggregate commitments of the US Banks under the US Credit Agreement.

     "US Credit Agreement" shall have the meaning set forth in the preamble.

     "US Debenture" shall have the meaning set forth in the preamble.

     "US Lender Group" shall mean the US Agent, the US Security Trustee and the US Banks.

     "US Obligations" shall have the meaning set forth in the recitals; provided, however, that in the event that any of the swap obligations under existing swap agreements with Bank of America, N.A., First Union Securities, or Fleet National Bank at the time of any distribution under this Intercreditor Agreement are in default (the "Defaulted Swap Obligations"), the term "US Obligations" shall include, for the purposes of any such distribution, any and all amounts then owing under the pertinent swap documents to Bank of America, N.A., First Union Securities, or Fleet National Bank, as the case may be; provided, further, however, that the voting percentages of any such swap banks shall remain as they then exist under the US Credit Agreement with respect to any non-swap obligations and shall not include the amount of the Defaulted Swap Obligations or otherwise be altered to reflect such swap exposure for the purposes of voting on any matter under this Intercreditor Agreement or the US Credit Agreement.

     "US Security Trustee" shall have the meaning set forth in the preamble.

     2. Principal Payments. Subject to Sections 5 and 33 hereof, all payments of principal (including, without limitation, Letter of Credit Usage as defined in the US Credit Agreement) by the US Borrower, the UK Borrower and the Guarantors, whether before or after a Default or Insolvency Proceeding with respect to any Loan Party, shall be applied to the US Obligations and the UK Obligations based on their respective Pro Rata Shares, with the amount so allocable to the US Obligations being paid to the US Agent for distribution to the US Agent and the US Banks in accordance with the provisions of the US Credit Agreement and the amount so allocable to the UK Obligations being paid to the UK Agent for distribution to the UK Agent and the UK Banks in accordance with the provisions of the UK Credit Agreement. Schedule 2 hereto sets forth a breakdown of the US Obligations and the UK Obligations, each as of the original date of this Intercreditor Agreement.

     3.  Collateral Proceeds. Notwithstanding any Default, Insolvency
Proceeding or sale or other disposition of Shared Collateral (including, without limitation, but subject to the provisions of Section 33 hereof, any disposition of Shared Collateral as a result of any Enforcement), any Net Proceeds of Shared Collateral shall be allocated among the parties as follows:

          (a) first, to the US Agent, the UK Agent, the US Security Trustee and/or the UK Security Trustee, as the case may be, until all then outstanding Collateral Agent Expenses have been paid in full;


          (b) second, to the extent of any surplus, to the US Agent (for distribution to the US Banks in accordance with the provisions of the US Credit Agreement) or the UK Agent (for distribution to the UK Banks in accordance with the UK Credit Agreement) until any net amount then owing to such Agent pursuant to Section 5 hereof until such amount is paid in full;

          (c) third, to the extent of any surplus, to the US Obligations and the UK Obligations based on their Pro Rata Shares until the US Obligations and the UK Obligations have been paid in full, with the amounts allocable to the US Obligations being paid to the US Agent for distribution to the US Agent and the US Banks in accordance with the provisions of the US Agreement and the amounts allocable to the UK Obligations being paid to the UK Agent for distribution to the UK Agent and the UK Banks in accordance with the provisions of the UK Credit Agreement; and

          (d) finally, to the extent of any surplus, to the US Borrower either for retention (if it shall be the rightful owner of any such surplus) or to be held in trust for distribution to the Loan Party that is the rightful owner of any portion of any such surplus, as the case may be.

     4. Commitment Reductions. Subject to Section 33 hereof, any commitment reductions shall be applied to the UK Commitments and the US Commitments based on the Pro Rata Shares.

     5. Monthly Payments. Notwithstanding the foregoing, prior to any notice from either the US Agent to the UK Agent or the UK Agent to the US Agent after a Default or an Insolvency Proceeding with regard to any Loan Party, payment may be made to the US Banks and the UK Banks, not in the proportions set forth above in Section 2 hereof; provided, that as of the end of each calendar month, payments shall be made by the applicable Loan Party to cause the payments received in such month to be in such proportion as of the end of such month. In the event that the applicable Loan Party shall fail to make any such payments, the provisions of Section 14 hereof shall be deemed to be operative.

     6. Advances. If at any time the outstanding UK Obligations are less than the UK Commitments and the principal amount (including letter of credit usage) of the US Obligations are less than the US Commitments, any Loans thereafter borrowed by the US Borrowers and the UK Borrowers shall be borrowed based on Advance Shares until such time as either the UK Commitments or the US Commitments are fully utilized.

     7. Acknowledgment of Collateral Interest. (a) The US Banks acknowledge the security interests and liens of the UK Banks in the Collateral and agree not to take any actions to challenge the validity of such security interests and liens.

     (b) The UK Banks acknowledge the security interests and liens of the US Banks in the Collateral and agree not to take any actions to challenge the validity of such security interests and liens.

     8. Priorities. The priorities herein specified are applicable irrespective of the time or order of attachment, or the time or order of perfection of security interests or the time of filing or recording of financing statements, deeds, deeds of trust or mortgages; provided, however, that if, through the operation of any bankruptcy, reorganization, insolvency (including fraudulent conveyance) or other laws or otherwise, the security interests or liens of or attributable to the obligations of any party hereto are avoided, rescinded, or otherwise nullified, then the Collateral with respect to which such avoidance, rescission or other nullification is applicable (other than the APW Electronics Ltd. Collateral (as defined below) as it pertains to any priority distributions to be made to the US Lender Group in respect of such Collateral), by definition, shall not constitute Shared Collateral and shall not come within the scope of the provisions of this Intercreditor Agreement relating to Shared Collateral (including, without limitation, the provisions of Sections 3 and 10 hereof), but instead shall constitute Non-Shared Collateral for the purposes of this Intercreditor Agreement.

     9. Non-Shared Collateral. Notwithstanding any provisions of Section 2 or 3 to the contrary, any proceeds of Non-Shared Collateral shall be applied to the payment of the US Obligations or the UK Obligations, whichever are secured by such Collateral.

     10. Release of Shared Collateral. Each of the US Security Trustee and the UK Security Trustee is authorized and directed to release security interests and liens in Shared Collateral where expressly permitted by the provisions of both the US Credit Agreement and the UK Credit Agreement without any further lender or agent consent and/or upon the direction not of the Majority Creditors, but instead of the US Banks and the UK Banks having at least 662/3% of the sum of the US Commitment (or if the US Commitments have terminated, the principal (including letter of credit usage) amount of the outstanding of US Obligations) and UK Commitments (or if the UK Commitments have terminated, the principal (including letter of credit) amount of the outstanding UK Obligations) provided that the release applies to the interests of both the UK Lender Group and the US Lender Group in such collateral. The UK Agent, US Agent, the US Security Trustee and the UK Security Trustee agree to release security interests and liens in Shared Collateral upon the direction of the US Banks and the UK Banks having at least 662/3% of the sum of the US Commitments (or if the US Commitments have terminated, the principal (including letter of credit usage) amount of the outstanding of US Obligations) and UK Commitments (or if the UK Commitments have terminated, the principal (including letter of credit) amount of the outstanding UK Obligations) provided that the release applies to the interests of both the UK Lender Group and the US Lender Group in such collateral. Consistent with, but not in limitation of, the foregoing, the Majority Creditors are not empowered by the provisions of this Intercreditor Agreement to authorize the release of the interests of only the UK Lender Group in any Shared Collateral.

     11. Enforcement. No Enforcement shall be commenced by the US Security Trustee, the UK Security Trustee, the US Agent, the UK Agent, or any Senior Lender, except with the consent of the Majority Creditors; provided, however, that an Enforcement Action consisting of the acceleration of the pertinent obligations (and/or any concomitant termination of commitments) may occur pursuant to the provisions of the pertinent credit agreement without the vote of the Majority Creditors on the occurrence of a payment default or the commencement of any Insolvency Proceeding involving one or more of the Loan Parties as debtor(s) ("Insolvency

Proceeding Commencement"). Consistent with, but not in limitation of, the foregoing, absent any such payment default or Insolvency Proceeding Commencement (in the case of any Enforcement consisting of any unilateral acceleration and termination of commitments) or any such Majority Creditors-sanctioned Enforcement, there shall be a moratorium on enforcement of remedies by the UK Lender Group and the US Lender Group against any Loan, which moratorium shall automatically terminate under and to the extent dictated by the circumstances specified in the first sentence of this Section 11. The US Security Trustee, the UK Security Trustee, the US Agent, and any Senior Lender shall undertake any Enforcement to which the Majority Creditors shall have consented, subject to any indemnity and similar rights (including, without limitation, exculpation rights) provided to and in favor of the US Security Trustee, UK Security Trustee, the US Agent, the UK Agent and/or other Senior Lender under any other pertinent agreement or document. Without limiting the generality of the foregoing, the indemnity and similar rights of the US Agent and the US Security Trustee are set forth in Section 9 of the US Credit Agreement.

     12. Letters of Credit and Loan Note Guaranties. To the extent a payment is made hereunder of Net Proceeds of Shared Collateral in respect of US Obligations, with respect to undrawn letters of credit or UK Obligations with respect to undrawn loan note guaranties, such payments may be retained and held as collateral by the US Security Trustee, the UK Security Trustee, US Agent to UK Agent, as applicable, to be applied to letters of credit, or loan note guaranties, as drawn. To the extent such letters of credit, or loan note guaranties shall expire undrawn (or drawn in amounts less than such collateral), the collateral shall be released and deemed received under this Intercreditor Agreement at the time of such release to be applied as set forth in this Intercreditor Agreement.

     13. Trust. Any payments received by the US Security Trustee, the UK Security Trustee, the US Agent, the UK Agent, the US Banks or the UK Banks contrary to the provisions of this Intercreditor Agreement shall be held by the recipient in trust and paid to the party entitled thereto under this Intercreditor Agreement.

     14. Sharing of Payments. If, other than as expressly provided elsewhere herein, and subject to any scheduled mandatory reductions under the UK Credit Agreement or the US Credit Agreement (provided that the corresponding scheduled mandatory payment(s) has or have been made to the other bank group), any Senior Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of the share to which it is entitled under this Intercreditor Agreement, such Senior Lender shall immediately (a) notify the US Agent and the UK Agent of such fact, and (b) purchase from the other Senior Lenders such participations in the US Obligations and UK Obligations as shall be necessary to cause such purchasing Senior Lender to share the excess payment pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Senior Lender, such purchase shall to that extent be rescinded and each other Senior Lender shall repay to the purchasing Senior Lender the purchase price paid therefor, together with an amount equal to such paying Senior Lender's ratable share (according to the proportion of (i) the amount of such paying Senior Lender's required repayment to (ii) the total amount so recovered from the purchasing Senior Lender) of any interest or other amount paid or payable by the purchasing Senior Lender in respect of the total amount so recovered. Each Loan Party agrees any Senior Lender so purchasing a participation from another Senior Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off), with respect to such participation as fully as if such Senior Lender were the direct creditor of the applicable Loan Party in the amount of such participation. The US Agent and the UK Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this
Section 14 and will in each case notify the Senior Lenders following any such purchases or repayments. Where the reduction in the US Commitments has occurred as required pursuant to the US Credit Agreement, the purchase mechanism set forth in this Section 14 shall also apply where a revolving facility has not been fully utilized to its then current level of commitment at the time of any Enforcement. Notwithstanding anything to the contrary in this Section 14, the participation purchases contemplated hereby shall occur no frequently than (i) every six months prior to the commencement and continuation of any Enforcement and (ii) every month during the continuation of any Enforcement.

     15.  Insolvency Proceedings.

     (a) Until the US Obligations and the UK Obligations shall have been paid in full, any distribution of any kind made in any Insolvency Proceeding of a Loan Party on account of the Shared Collateral shall be allocated and distributed in accordance with the provisions of Section 3 hereof (or Section 33 hereof, if that latter provision instead should be applicable) and in the event, for whatever reason, such a distribution does not occur, the party receiving any portion of a distribution made in violation of Section 3 hereof (or Section 33 hereof, if that latter provision instead should be applicable) shall hold such position in trust consistent with the provisions of Section 13 hereof and shall promptly deliver such portion to the party that should have instead received it pursuant to Section 3 hereof (or Section 33 hereof, if that latter provision instead should be applicable) to then be further distributed by such party as provided in Section 3 hereof (or Section 33 hereof, if that latter provision should be applicable). Without limiting the generality of Section 3 hereof (or
Section 33 hereof, if that latter provision instead should be applicable) or of any other provision of this Intercreditor Agreement, if, in any Insolvency Proceeding of any Loan Party, a party hereto obtains a cash or other payment in connection with any asserted or determined impairment to its interest in any of the Shared Collateral or otherwise as a form of "adequate protection" of its interest in any of the Shared Collateral, such payment shall be deemed, for purposes of this Intercreditor Agreement, to be Net Proceeds of Shared Collateral and such party shall thereupon redistribute such payment in accordance with the priority of payment set forth in Section 3 hereof (or
Section 33 hereof, if that latter provision instead should be applicable).

     (b) Each party may file in any Insolvency Proceeding of any Loan Party proofs of claim and other motions and pleadings with respect to its claims and liens and security interests, if and only if consistent with the terms hereof and the limitations of such party imposed hereby. Consistent with, but not in limitation of, the foregoing, each party expressly reserves: (i) its right to vote in any Insolvency Proceeding of any Loan Party; (ii) any and all of its claims or defenses in favor of or in opposition to any plan of reorganization proposed for any Loan Party in an Insolvency Proceeding; and (iii) any and all of its claims, rights, powers and/or remedies under any law governing the Loan Party that any other creditor with security interests and liens in the assets of the Loan Party would have; provided, however, each party expressly agrees that it shall exercise all of such claims, rights, powers, and or remedies in a manner that is consistent with the provisions of this Intercreditor Agreement and that it shall not exercise (and it shall be expressly prohibited from exercising) any such claims, rights (including, without limitation, any right to vote its claim to accept or reject any plan of reorganization for any Loan Party), powers, and/or remedies in a manner that is intended to deprive or that has the likely effect of depriving other parties of the benefits of this Intercreditor Agreement (and any such exercise shall be deemed to be null and void). Each party shall have the right to enforce the provisions of this Intercreditor Agreement (including the provisions of this Section 15(b)) in an Insolvency Proceeding of any Loan Party. Without limiting the generality of the foregoing, no party shall have the right to waive or fail to assert its claims or to support a plan of reorganization that provides for a priority of distribution that is inconsistent with the provisions of Section 3 hereof (or Section 33 hereof, if that latter provision instead should be applicable) in an Insolvency Proceeding of any Loan Party and in the event that US Agent reasonably determines that any member of the UK Lender Group, or that the UK Agent reasonably determines that any member of the US Lender Group, may be on the verge of doing so in any Insolvency Proceeding of any Loan Party, the US Agent or the UK Agent (as the case may be) shall be deemed to be the assignee (and thus the holder) of such claim and shall have the right to assert and vote (including pursuant to a deemed power of attorney) such claim in the Insolvency Proceeding of any Loan Party, including through the filing of a proof of claim therein and/or casting ballots in connection with any proposed plan of reorganization for any Loan Party.

     (c) Each party hereto agrees that this Intercreditor Agreement shall be enforceable against it before, during, and after any Insolvency Proceeding for any Loan Party. All references to any Loan Party shall include such Loan Party as debtor in possession in any Insolvency Proceeding and any receiver, trustee, or other estate representative for any Loan Party in any Insolvency Proceeding. Consistent with, but not in limitation of, the foregoing, each party agrees and acknowledges that this Intercreditor Agreement constitutes a "subordination agreement" within the meaning of both Illinois law and Section 510(a) of the Bankruptcy Code.

     16. Invalidated Payments. If any party (the "Affected Party") remits proceeds of Collateral pursuant to this Intercreditor Agreement to another party (the "Non-Affected Party"), and any portion of the amount paid by the Affected Party to the Non-Affected Party (such portion being the "Returned Amount") is subsequently required to be returned or repaid by the Affected Party as determined by a court of competent jurisdiction because it was prohibited by applicable law, voidable under any insolvency law (including the Bankruptcy
Code) or in violation of the rights of any other creditor of any Loan Party when made, then the Non-Affected Party shall forthwith upon its receipt of a notice thereof from the Affected Party, pay the Affected Party an amount equal to the Returned Amount together with all interest thereon required to be paid by the Affected Party in connection with the return or repayment of the Returned Amount. The US Obligations and/or the UK Obligations, as appropriate, automatically shall be reinstated for the purposes of this Intercreditor Agreement to the extent of the Returned Amount.

     17. Continuing Agreement. This is a continuing agreement and is applicable to all of the Collateral, whether now owned or hereafter acquired, until the US Obligations and the UK Obligations shall have been paid in full.

     18. Grant of Security Interest. If any Loan Party grants a lien or security interest in the Collateral to the US Agent or the UK Agent, such grant shall not constitute a default or breach of warranty under any instrument or agreement with the UK Banks or the US Banks, notwithstanding any provision of any such instrument or agreement to the contrary.

     19. The US Agent. The US Banks acknowledge (or shall be deemed to have acknowledged as a result of the execution and delivery of this Intercreditor Agreement by the Required Banks (as such term is defined in the US Credit Agreement)): (a) that the US Agent is authorized to execute and deliver this Intercreditor Agreement and (b) that the provisions of Section 9 of the US Credit Agreement (including, without limitation, Sections 9.3 and 9.7 of the US Credit Agreement) are applicable to this Intercreditor Agreement in every respect. Consistent with, but not in limitation of, the foregoing, each US Bank agrees (or shall be deemed to have agreed as a result of the execution and delivery of this Intercreditor Agreement by the Required Banks (as such term is defined in the US Credit Agreement)) that the provisions of Section 9 of the US Credit Agreement apply to the US Agent's execution, delivery and other participation in this Intercreditor Agreement and the transactions contemplated thereby, and the US Agent shall have the full benefit thereof, as if all of
Section 9 of the US Credit Agreement were set forth and restated herein.

     20. Conflicts Among Agreements/No Impairment of Obligations. This Intercreditor Agreement shall control in the event of a conflict with the US Credit Agreement, the UK Credit Agreement or any Collateral Document. Otherwise, any such other agreement shall be unaffected by the provisions of this Intercreditor Agreement, and the UK Lender Group shall not be or constitute general third party beneficiaries of the US Credit Agreement (and related documents) and the US Lender Group shall not be or constitute general third party beneficiaries of the UK Credit Agreement (and related documents). Specifically, the US Lender Group, on the one hand, and the UK Lender Group, on the other hand, will be entitled to manage and supervise its respective credit transactions and relationships with the Loan Parties in accordance with the provisions of its documents and applicable law and as they otherwise determine to be appropriate, all without regard to the provisions of the other's agreements with the Loan Parties, subject, however, in all cases to the terms and conditions of this Intercreditor Agreement. Consistent with, but not in limitation of the preceding two sentences, nothing contained in this Intercreditor Agreement shall impair, as between any Loan Party, on the one hand, and any of the Senior Lenders, on the other hand, the obligation of any Loan Party to make any payments of principal of, and interest on, the US Obligations or the UK Obligations, as the case may be, pursuant to the provisions of the pertinent agreement (as expressly limited hereby).

     21. Reliance. The US Credit Agreement, the UK Credit Agreement, and the Collateral Documents shall be deemed to be executed and delivered in reliance upon this Intercreditor Agreement. Each party expressly waives all notice of the acceptance of and reliance on this Intercreditor Agreement by any of the other parties.

     22. No Warranties or Liability. The UK Lender Group, on the one hand, and the US Lender Group, on the other hand, acknowledge and agree that neither of them has made any representation or warranty to the other, including, without limitation, any representation or warranty with respect to: (a) the validity, legality, completeness, collectability, or enforceability of the US Credit Agreement, the UK Credit Agreement, and/or the Collateral Documents, (b) the attachment, validity, legality, perfection, priority, completeness, or enforceability of any security interest or lien in, to, and/or on any of the Collateral, and/or (c) the sufficiency or the value, fair market or otherwise, of any of the Collateral.

     23. Intercreditor Agreement Creates No Fiduciary Relationship; No Liability of US Agent. This Intercreditor Agreement shall not create any fiduciary relationship among the parties except solely to the extent of the funds to be held in trust pursuant to Section 13 hereof. Each of the US Security Trustee and the US Agent and its respective officers, directors, employees, and agents shall not be responsible, directly or indirectly, to any of the UK Lender Group for any action taken or omitted to be taken hereunder or otherwise, nor shall they be liable or responsible for any loss, cost, or expense incurred by any of the UK Lender Group, except solely for any such loss, cost or expense caused by the gross negligence or willful misconduct of the US Agent or the US Security Trustee. The UK Security Trustee and the UK Agent and its officers, directors, employees and agents shall not be responsible, directly or indirectly, to any of the US Lender Group, for any action taken or omitted to be taken hereunder or otherwise, nor shall they be liable or responsible for any loss, cost or expense incurred by any of the US Lender Group, except solely for any such loss, cost, or expense caused by the gross negligence or willful misconduct of the UK Security Trustee or the UK Agent.

     24. Calculations. For the purpose of calculating Pro Rata Share or Advance Share, all obligations or commitments shall be stated in U.S. dollars. Any such obligations or commitments not stated in U.S. dollars shall be converted to U.S. dollars at the rate of exchange that the US Agent could in accordance with normal banking procedures purchase US dollars with such currency on the preceding Business Day. For the purposes of allocations pursuant to Sections 3 and 33 hereof, exchange rates shall be determined as of the date of each allocation and distribution of such Net Proceeds of Shared Collateral.


     25. Judgment. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the US Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of any party in respect of any such sum due from it hereunder shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than that in which such sum is denominated in accordance with the applicable provisions of this Intercreditor Agreement (the "Agreement Currency"), be discharged only to the extent that on the Business Day following receipt by the applicable party of any sum adjudged to be so due in the Judgment Currency, the US Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the applicable party in the Agreement Currency, the parties agree, as a separate obligation and notwithstanding any such judgment, to indemnify the US Agent or the Person to whom such obligation was owing against such loss.

     26. Assigns. Subject to any limitation on assignment set forth in the US Credit Agreement or the UK Credit Agreement (as the case may be), the terms and provisions of this Intercreditor Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns.

     27. Severability. Any provision of this Intercreditor Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     28. Amendment and Waivers. No amendment of any provision of this Intercreditor Agreement shall be effective unless the same shall be in writing and signed by the UK Banks and the US Banks (via the consent of the Required Banks (as such term is defined in the US Credit Agreement)). No waiver of any provision of this Intercreditor Agreement, and no consent with respect to any departure by any Loan Party therefrom, shall be effective unless the same shall be in writing and signed by the UK Banks and the US Banks (via the consent of the Required Banks (as such term is defined in the US Credit Agreement)) or if such waiver or consent relates to the rights, the benefit and interest of only the UK Lender Group or the US Lender Group, as the case may be, then such waiver or consent shall not be effective unless the same shall be in writing and signed by the party sought to be bound thereby. Moreover, in each and every instance, any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

     29. No Prejudice/No Implicit Waiver. No party to this Intercreditor Agreement shall be prejudiced in its rights under this Intercreditor Agreement by any act or failure to act of any party hereto or any noncompliance by any party hereto with any agreement or obligation, regardless of any knowledge thereof which such party may have or with which such party may be charged; and no action of any party hereto permitted hereunder shall in any way affect or impair the respective rights and obligations of any party under this Intercreditor Agreement. No delay on the part of any party hereto in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by any party hereto of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.

     30. No Third Party Beneficiaries. This Intercreditor Agreement and the rights and benefits hereof shall inure to the benefit of the parties hereto and their successors and assigns, subject to Section 26 hereof, and no other Person (including, without limitation, any Loan Party, whether as debtor in possession or otherwise in any Insolvency Proceeding, and any trustee for the estate created by the commencement of any Insolvency Proceeding) shall have or be entitled to assert rights or benefits hereunder.

     31. Information Concerning Financial Condition of any Loan Party. Each party hereto hereby assumes responsibility for keeping itself informed of: (a) the financial condition of any Loan Party (and, to the extent relevant, any of their affiliates) and (b) all other circumstances bearing upon the risk of nonpayment of the obligations owing to such party. The UK Lender Group and the US Lender Group agree that neither of them shall have any duty to advise the other group (or any of its members) of any information known to it (or any of its members) regarding such condition or circumstances. In the event either the UK Lender Group (or any of its members) or the US Lender Group (or any of its members), in its sole discretion, undertakes at any time or from time to time to provide any such information to the other group (or any of its members), it shall be under no obligation (a) to provide any such information to such other group (or any of its members) or any other party on any subsequent occasion, (b) to undertake any investigation, or (c) to disclose any information which, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential.

     32. Replacement of US Security Trustee. If (a) any Loan Party becomes a debtor in a voluntary or involuntary case under the Bankruptcy Code or any of the US Lender Group otherwise becomes subject to any type of restraining order or injunction, whether temporary or permanent, limiting the exercise of any creditor remedies against any Loan Party and (b) as a result of the pendency of any such Bankruptcy Code proceeding or any such order or injunction (including, without limitation, any order or injunction entered by any bankruptcy court in any Bankruptcy Code proceeding), the US Security Trustee refuses to proceed with any Enforcement that has been authorized pursuant to the provisions of this Intercreditor Agreement, the UK Banks shall be entitled to appoint a substitute US Security Trustee ("Substitute US Security Trustee") in such a circumstance, but if and only if the following conditions shall have been satisfied to the reasonable satisfaction of the US Agent: (i) the UK Banks shall have provided a reasoned opinion from a substantial US law firm with a nationally recognized bankruptcy practice that the Enforcement to be undertaken by the Substitute US Security Trustee shall be in violation of neither the Bankruptcy Code or any such order or injunction (including, without limitation, any such order or injunction entered by any bankruptcy court in any Bankruptcy Code proceeding) and shall not subject any member of the US Lender Group (including, without limitation, the existing US Security Trustee) to any liability and (b) the UK Banks provide the US Lender Group with an acceptable indemnity to the US Security Trustee to protect the US Lender Group (including, without limitation, their respective successors and assigns, directors, officers, and agents) from the consequences of any such liability. Without expanding the obligations of any member of the US Lender Group hereunder, if, prior to any Enforcement, the Senior Lenders deem it is appropriate, they shall consult with each other in good faith regarding the advisability of the appointment of a Substitute US Trustee. After such consultation (and subject to appropriate opinions of counsel and subject further to the condition of the provision of the indemnity described in the preceding sentence of this Section 33), the Senior Lenders may decide by Majority Creditors vote to appoint a Substitute US Security Trustee.

         33   Automatic Reallocation of Net Proceeds of Shared Collateral Under
Certain Circumstances. Each of the UK Agent and the Royal Bank of Scotland, PLC (in its capacity as a UK Bank), after due inquiry hereby (1) represents to each member of the US Lender Group that the Royal Bank of Scotland, PLC has had a valid and continuously perfected first security interests and liens in and to substantially all of the assets of APW Electronics Ltd. since April 14, 1994 and that such security interests have not effectively been released, but instead remain effective as of the date hereof, (2) shall undertake to deliver upon the execution and delivery of this Intercreditor Agreement (but in no event later than May 22, 2001) a reasoned opinion subject to customary qualifications of and assumptions from its counsel (provided, however, that any factual assumptions shall be based on an officer's certificate from authorized officers of the Royal Bank of Scotland, PLC and/or APW Electronic Ltd.) to such effect of its United Kingdom counsel in form and substance satisfactory to the US Agent (and its counsel) to the US Agent for the benefit of the US Lender Groups, and (3) shall not release such security interest and liens after the date hereof except, if at all, as provided pursuant to the provisions of Section 10 hereof. In the event that it should transpire that the Royal Bank of Scotland, PLC does not have a valid and continuously first perfected security interests and liens in and to substantially all of the assets of APW Electronics Ltd. (the "APW Electronics Ltd. Collateral") (or that the UK Banks have otherwise released any portion of such security interest or liens in such assets except as expressly provided in
Section 10 hereof), the Royal Bank of Scotland, PLC shall take any and all necessary actions (including, without limitation, paying such amounts as necessary to the US Agent for distribution to the US Lender Group on account of the US Obligations) to produce the same result as would have pertained if any and all Net Proceeds of Shared Collateral distributed up to the date of such a determination had not been distributed pursuant to the priority of payment and allocation scheme set forth in Section 3 hereof, but instead had been allocated and distributed from the original date of this Intercreditor Agreement as follows:

                  (a) first, to the US Agent, the UK Agent, the US Security Trustee and/or the UK Security Trustee, as the case may be, until all then outstanding Collateral Agent Expenses have been paid in full;

                  (b) second, to the extent of any surplus, to the US Agent for distribution to the US Banks in accordance with the provisions of the US Credit Agreement until the US Commitments shall have been reduced to $530 million;

                  (c) third, to the extent of any surplus, to the US Agent (for distribution to the US Banks in accordance with the provisions of the US Credit Agreement) or the UK Agent (for distribution to the UK Banks in accordance with the UK Credit Agreement) until any net amount then owing to such Agent pursuant to Section 5 hereof until such amount is paid in full;

                  (d) fourth, to the extent of any surplus, to the US Obligations and the UK

         Obligations based on their Pro Rata Shares until the US Obligations and the UK Obligations have been paid in full, with the amounts allocable to the US Obligations being paid to the US Agent for distribution to the US Agent and the US Banks in accordance with the provisions of the US Agreement and the amounts allocable to the UK Obligations being paid to the UK Agent for distribution to the UK Agent and the UK Banks in accordance with the provisions of the UK Credit Agreement; and

                  (e) finally, to the extent of any surplus, to the US Borrower either for retention (if it shall be the rightful owner of any such surplus) or to be held in trust for distribution to the Loan Party that is the rightful owner of any portion of any such surplus, as the case may be.

If the UK Banks undertake and consummate such necessary actions (including by promptly paying in immediately available funds all such necessary amounts to the US Agent) promptly upon such a determination of the invalidity, release, inferiority or nonperfection (as of the original date of this Intercreditor Agreement) of the purported 1994 lien of the Royal Bank of Scotland, PLC in and to the APW Electronics Ltd. Collateral (a "No Lien in APW Electronics Ltd. Collateral Determination"), the UK Banks shall have no other liability with respect to the breach of the representations and warranties made by them in this
Section 33. Thereafter, and notwithstanding any Default, Insolvency Proceeding or sale or other disposition of Shared Collateral (including, without limitation, any disposition of Shared Collateral as a result of any Enforcement), any Net Proceeds of Shared Collateral shall be allocated among the parties as set forth in this Section 33 and not as set forth in Section 3 hereof. Without limiting the generality of the foregoing, it is the intention of the parties that, in the event of a No Lien in APW Electronics Ltd. Collateral Determination there be an automatic reallocation of any Net Sale Proceeds of Shared Collateral based on the allocation and priority of payment scheme set forth in this Section 33 (notwithstanding the provisions of Section 3 hereof) so that the past distributions and the future distributions of Net Proceeds of Shared Collateral are (and will be) reallocated to replicate what a distribution of such proceeds pursuant to the allocation and priority scheme set forth in this Section 33 would have produced had it been operative from the original date of this Intercreditor Agreement and the provisions of this Intercreditor Agreement (including of this Section 33) shall be interpreted accordingly. Without limiting the generality of the foregoing, a release of lien (or a direction to counsel for APW Electronics Ltd. (or its predecessor) authorizing the execution and recordation of such a release) signed by an officer(s) of the Royal Bank of Scotland, PLC shall constitute a No Lien in APW Electronics Ltd. Collateral Determination. Consistent with the foregoing, and notwithstanding anything to the contrary contained in this Intercreditor Agreement, after a No Lien in APW Electronics Ltd. Collateral Determination, past and future payments shall be reallocated or applied (as the case may be) so that the US Commitments shall be reduced to $530,000,000 before any reductions are permitted to be made in the UK Commitments.

         34   Consistent Terms/No More Restrictive Covenants. The US Agent and
US Banks (via the executive and delivery of this Intercreditor Agreement by the Required Banks (as such term is defined in the US Credit Agreement)), on the one hand, and the UK Agent and the UK Banks, on the other hand, hereby acknowledge that, as of the original date of this

Intercreditor Agreement: (a) all known existing "Events of Default" under their predecessor loan documents have been waived or will be deemed waived upon the effectiveness of the US Credit Agreement and the UK Credit Agreement, as the case may be, (b) there is no known existing or unmatured "Event of Default" under their respective loan documents and (c) their respective credit agreements are to have identical (or pro rata, as the case may be) terms on such matters as interest rates, stated maturity date, scheduled mandatory payments, financial covenants, collateral, and warrants. No Loan Party shall permit the financial covenants (and any events of default relating thereto) or the provisions relating to interest rates, bank fees, stated maturity date, collateral or warrants set forth in either the US Credit Agreement or the UK Credit Agreement, to be amended, restated, supplemented, or otherwise modified at any time and from time to time, in the reasonable and good faith determination of such Loan Party to be more restrictive (in the case of the financial covenants) or more favorable to the lenders (in the case of the other such provisions) than those contained in the other credit agreement, unless the lenders under such credit agreement are afforded the benefit of such more restrictive financial covenant (or related event of default) or more favorable other provisions, as the case may be; provided, however, that such benefit shall cease upon a subsequent amendment to the originally more restrictive financial covenant or more favorable provision making it again less restrictive or favorable; provided further, however, that if any such further amended financial covenant or other provision is still more restrictive or favorable than in its original form, the lenders under the other credit agreement are similarly to be afforded the benefit of such still more restrictive financial (or related event of default) or more favorable other provision.

         35       Property: Delivery of Documents of Title.

         (a) The pertinent Loan Parties shall, upon execution of the Collateral Documents listed in Schedule 1:

                  (i) deliver (or procure delivery) to the UK Security Trustee, who shall be entitled to hold and retain the same, all deeds, certificates and other documents of title relating to the properties and intellectual property rights secured by the Debentures, together with all policies and receipts for all premium and other payments necessary for maintaining insurances required to be in force in respect of UK Borrowers or any Guarantors of the UK Obligations under the terms of the US Credit Agreement, the UK Credit Agreement or any Collateral Document; and

                  (ii) deliver (or procure delivery) to the US Security Trustee, who shall be entitled to hold and retain the same, all deeds, certificates and other documents of title relating to the properties and intellectual property rights secured by the Debentures, together with all policies and receipts for all premium and other payments necessary for maintaining insurances required to be in force in respect of all Borrowers and Guarantors other than the UK Borrowers and the Guarantors of the UK Obligations under the terms of the US Credit Agreement, the UK Credit Agreement or any Collateral Document.

         (b) The UK Security Trustee and the US Security Trustee shall allow each other and their authorized representatives access at reasonable times and on reasonable notice to all such deeds, certificates and other documents of title as are held by the UK Security Trustee or the US Security Trustee, as the case may be.

         36   Note of Debenture. In the case of any property secured by the
Debentures, title to which is, or will be, registered under the Land Registration Acts 1925 to 1988, the pertinent Loan Party shall make, or consent to the UK Security Trustee or any of its agents making, an application to the H.M. Chief Land Registrar in respect of the entry of a Notice of the Debentures on the Charges Register of such property, requesting that it be noted on the relevant register that it is intended that the security created by the debentures should rank pari passu and a restriction in terms set out in clause
4.4 of the Debentures.

         37   Book Debts. The UK Security Trustee and the US Security Trustee
hereby direct each UK Borrower and Guarantors of the UK Obligations whose book debts are subject to the Debentures that, in the event of any inconsistency between the instructions provided in the Debentures, all Debts (as defined therein) which are to be paid into a specified bank account shall be paid into one of the Special Accounts with The Royal Bank of Scotland PLC or National Westminster and that, pending such payment, all such Debts shall be held upon trust for the UK Security Trustee (although such expressed priority shall not, as between the parties to this Agreement, in any way alter the priorities elsewhere in this Agreement) and dealt with on the instructions of the UK Security Trustee, which instructions shall have regard to any restrictions contained in the Debentures and the provisions of this Intercreditor Agreement.

         38       Notices to Insurers and Notices of Assignment.

         (a) If any notice is required to be given to any party under the terms of the Collateral Documents, whether for the purpose of perfecting security or for any other reason, the UK Security Trustee and the US Security Trustee shall, if both are entitled to give such notice under the Collateral Documents, either coordinate the giving of such notices or, if either Security Trustee considers, on the basis of appropriate professional advice, that giving more than one competing notice may reasonably be expected to prejudice the interests of the US Banks and/or the UK Banks, expressly provide in such notices that the provisions of one notice take priority over the provisions contained in the second.

         (b) In assessing which notice shall take priority, the UK Security Trustee and the US Security Trustee shall have regard to the following provisions:

                  (i) If the notice is to be given to a UK Borrower pursuant to a Debenture, the notice provided by the UK Security Trustee shall be expressed to take priority over the notice provided by the US Security Trustee (although such expressed priority shall not, as between the parties to this

                           Intercreditor Agreement, in any way alter the priorities specified elsewhere in this Intercreditor Agreement); and

                  (ii) If the notice is to be given to a US Borrower pursuant to a Security Agreement, the notice provided by the US Security Trustee shall be expressed to take priority over the notice provided by the UK Security Trustee (although such expressed priority shall not, as between the parties to this Intercreditor Agreement, in any way alter the priorities specified elsewhere in this Intercreditor Agreement).

         39   Charged Share Certificates and Instruments of Transfer.
Notwithstanding any other provision in this Intercreditor Agreement to the contrary, the US Secretary Trust shall be entitled to hold and retain all of the Charged Shares (as defined in The Debentures) or the certificates or documents of title to or representing the same together with any instruments of transfer or assignment of such Charged Shares, duly executed by the relevant Loan Party in whose name any of such Charged Shares are registered or held, with the name of the transferee or assignee, the consideration and the date left blank. The US Security Trustee shall allow the UK Security Trustee and its authorized representatives access at reasonable times and on reasonable notice to all such certificates or documents of title or instruments of transfer or assignment as are held by the US Security Trustee in respect of such Charged Shares.

         40   Counterparts. This Intercreditor Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and either of the parties hereto may execute this Intercreditor Agreement by signing any such counterpart.

         41   Interpretation. The headings preceding the text of Sections included in this Intercreditor Agreement and the headings to Schedules attached to this Intercreditor Agreement are for convenience only and shall not be deemed part of this Agreement or be given any effect in interpreting this Intercreditor Agreement. The use of the masculine, feminine or neuter gender or the singular or plural form of words herein shall not limit any provision of this Intercreditor Agreement. The use of the terms "including" or "include" shall in all cases herein mean "including, without limitation" or "include, without limitation," respectively. Reference to any person or entity includes such person's or entity's successors and assigns to the extent such successors and assigns are permitted by the terms of the US Credit Agreement or the UK Credit Agreement (as the case may be), and reference to a person or entity in a particular capacity excludes such person or entity in any other capacity or individually. Reference to any agreement (including this Intercreditor Agreement), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof. Reference to any law means such law as amended, modified, codified, replaced or re-enacted, in whole or in part, and in effect on the date hereof, including rules, regulations, enforcement procedures and any interpretations promulgated thereunder. Underscored references to Sections, clauses, Exhibits or Schedules shall refer to those portions of this Intercreditor Agreement, and any underscored references to a clause shall, unless otherwise identified, refer to the appropriate clause within the same Section in which such reference occurs. The use of the terms "hereunder", "hereof", "hereto" and words of similar import shall refer to this Intercreditor Agreement as a whole and not to any particular Section or clause of or Exhibit or Schedule to this Intercreditor Agreement. All terms defined in this Intercreditor Agreement shall have the above-defined meanings when used in any certificate, report or other document made or delivered pursuant to this Intercreditor Agreement, unless the context therein shall clearly otherwise require. In the computation of periods of time in this Intercreditor Agreement from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to and through". This Intercreditor Agreement and the other documents relating to this Intercreditor Agreement are the result of negotiations among and have been reviewed by counsel to the UK Agent, the US Agent, and certain of the other parties, and are the products of all parties. Accordingly, they shall not be construed against any party merely because of such party's involvement in their preparation.

         42  Notices.

         (a) All notices, requests, consents, approvals, waivers and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on Schedule 42, and (ii) shall be followed promptly by delivery of a hard copy original thereof) and mailed, faxed or delivered, to the address or facsimile number specified for notices on
Schedule 42; or, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the other parties.

         (b) All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, or if delivered, upon delivery.

         43       Governing Law and Jurisdiction.

         (a) THIS INTERCREDITOR AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF ILLINOIS.

         (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS INTERCREDITOR AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF ILLINOIS OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF ILLINOIS, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF PARTIES CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE PARTIES IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE PARTIES EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY ILLINOIS LAW.

         44   Waiver of Jury Trial. THE PARTIES EACH WAIVE THEIR RESPECTIVE
RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS INTERCREDITOR AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY, WHETHER WITH RESPECT TO CONTRACT

CLAIMS, TORT CLAIMS, OR OTHERWISE. THE PARTIES EACH AGREE THAT ANY SUCH
CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS INTERCREDITOR.

                            [Signature Pages Follow]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement 15th day of May, 2001 as of the date first written above.

                                   BANK OF AMERICA, NATIONAL ASSOCIATION,
                                   as US Agent, US Security Trustee and a US
                                   Bank

                                   By:_______________________________________
                                   Name:_____________________________________
                                   Title:______________________________________

                                   ROYAL BANK OF SCOTLAND, PLC, as UK
                                   Agent, as UK Security Trustee, as a
                                   UK Bank and as a US Bank

                                   By:______________________________________
                                   Name:____________________________________
                                   Title:_____________________________________

                                   BANK ONE, NA, as a US Bank


                                   By:
                                   Name:
                                   Title:

                                   THE CHASE MANHATTAN BANK, as a US Bank


                                   By:
                                   Name:
                                   Title:

                                       FIRST UNION NATIONAL BANK, as a US Bank


                                       By:
                                       Name:
                                       Title:

                                       LASALLE BANK NATIONAL ASSOCIATION,
                                       as a US Bank


                                       By:___________________________
                                       Name:
                                       Title: ________________________

                                       THE BANK OF TOKYO-MITSUBISHI, LTD.,
                                       CHICAGO BRANCH, as a US Bank


                                       By: _____________________________
                                       Name:
                                       Title: ___________________________

                                       CREDIT LYONNAIS CHICAGO BRANCH,
                                       as a US Bank


                                       By: _______________________________
                                       Name:
                                       Title: _____________________________

                                       U.S. BANK NATIONAL ASSOCIATION,
                                       as a US Bank


                                       By: _____________________________
                                       Name:
                                       Title:


                                       FIRSTAR BANK, N.A.,
                                       as a US Bank


                                       By:
                                       Name:
                                       Title: _________________________
                                                 Its Attorney-In-Fact

                                       THE FUJI BANK, LIMITED,
                                       as a US Bank


                                       By: __________________________
                                       Name:
                                       Title:

                                       FLEET NATIONAL BANK,
                                       as a US Bank


                                       By:
                                       Name:
                                       Title:

                                       THE DAI-ICHI KANGYO BANK, LTD.,
                                       as a US Bank


                                       By:
                                       Name:
                                       Title:

                                       M&I MARSHALL & ILSLEY BANK,
                                       as a US Bank


                                       By: ___________________________
                                       Name:
                                       Title:


                                       By:
                                       Name:
                                       Title: _________________________

                                       BNP PARIBAS,
                                       as a US Bank


                                       By:
                                       Name:
                                       Title: ______________________


                                       By:
                                       Name:
                                       Title:

                                       SOCIETE GENERALE,
                                       as a US Bank


                                       By:_________________________
                                       Name:
                                       Title: _______________________

                                       THE BANK OF NEW YORK,
                                       as a US Bank


                                       By: __________________________
                                       Name:
                                       Title: ________________________

                                       WACHOVIA BANK, N.A.,
                                       as a US Bank


                                       By: __________________________
                                       Name:
                                       Title: ________________________

                                       SUMITOMO MITSUI BANKING CORPORATION
                                       as a US Bank


                                       By: ___________________________
                                       Name:
                                       Title: _________________________

                                       THE MITSUBISHI TRUST & BANKING
                                       CORPORATION, as a US Bank


                                       By: __________________________
                                       Name:
                                       Title: _________________________

                                       NATIONAL WESTMINSTER BANK, PLC,
                                       as a UK Bank



                                       By: __________________________
                                       Name:
                                       Title: _________________________

                           LOAN PARTY ACKNOWLEDGMENT


     Each of the undersigned Loan Parties hereby acknowledges receipt of a copy of the foregoing Intercreditor Agreement, waives notice of acceptance thereof by the parties to such agreement, and agrees to be bound by the terms and provisions thereof, to make no payments or distributions contrary to the terms and provisions thereof, and to do every other act and thing necessary or appropriate to carry out such terms and provisions.

Dated as of May 15, 2001.



                             APW LTD.By:_____________________________Name:Title:
                             APW NORTH AMERICA INC.By:_______________Name:Title:
                             APW HOLDING DENMARK APSBy:______________Name:Title:

                                APPLIED POWER LTD.APW ELECTRONICS INVESTMENTS OVERSEAS LTD.APW ELECTRONICS LTD.APW ENCLOSURE SYSTEMS HOLDINGS LTD.APW ENCLOSURE SYSTEMS (UK) LTD.WRIGHT LINE LTD.
                                By:Name:Title:

                                       APW ENCLOSURES (DUBLIN) LIMITED
                                       By:Name:Title:

                                       APW GALWAY LIMITED
                                       By:Name:Title:

                                       HOERMANN SECURITY SYSTEMS LTD.

                                       By:
                                       Name:
                                       Title:

                                       APW POWER SUPPLIES LTD.

                                       By:
                                       Name:
                                       Title:

                                       APW NEW FOREST LIMITED

                                       By:
                                       Name:
                                       Title:

                                       TOWERFLAME LIMITED

                                       By:
                                       Name:
                                       Title:

                                       APW ELECTRONICS GROUP PLC
                                       By:
                                       Name:
                                       Title:

                                     APW ENCLOSURE PRODUCTS AND SYSTEMS LIMITED
                                     By:
                                     Name:
                                     Title:

                                       APW ENCLOSURE SYSTEMS PLC
                                       By:
                                       Name:
                                       Title:

                                       AIR CARGO EQUIPMENT (UK) LIMITED
                                       By:
                                       Name:
                                       Title:

                              APW ENCLOSURE SYSTEMS, INC.
                              APW ENCLOSURE SYSTEMS HOLDING, INC.
                              APW WRIGHT LINE LLC
                              ASPEN MOTION TECHNOLOGIES, INC.
                              EDER INDUSTRIES INC.
                              CAMBRIDGE AEROFLO, INC.
                              ELECTRONIC SOLUTIONS
                              HSP USA INC.
                              INNOVATIVE METAL FABRICATION, INC.
                              MCLEAN WEST INC.
                              MCLEAN MIDWEST CORPORATION
                              APW-ERIE, INC.
                              PRECISION FABRICATION TECHNOLOGIES INC.
                              RUBICON USA, INC.
                              VERO ELECTRONICS, INC.
                              ZERO-EAST DIVISION, ZERO CORPORATION

                              By:
                              Name: JAMES MAXWELL
                              Title: TREASURER, ASSISTANT TREASURER, CFO

                              APW ENCLOSURE SYSTEMS, LP
                              by APW ENCLOSURE SYSTEMS HOLDING, INC.,
                              its General Partner

                              By:
                              Name:
                              Title: